GOODWIN, PROCTER & HOAR, LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                            Telephone (617)570-1000
                           Tel;ecopier (617) 523-1231


                                 August 27, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    Notice on Form 24f-2 for U.S. Global Investors Funds
       File No. 811-1800
       -----------------

Gentlemen:

     As counsel to U.S. Global Investors Funds (the "Trust"), we have been requested to render this opinion in connection with the filing by the Trust of a Notice on Form 24f-2 (the "Notice") with respect to its fiscal year ended June 30, 1997.

     Reference is made to paragraph 10 of the Notice, wherein the Trust reports the number and amount of shares of the Trust (the "Shares") representing interests in U.S. Gold Shares Fund, U.S. All American Equity Fund, U.S. Global Resources Fund, U.S. Treasury Securities Cash Fund, U.S. Tax Free Fund, U.S. Income Fund, U.S. World Gold Fund, U.S. Government Securities Savings Fund, U.S. Real Estate Fund, United Services Near-Term Tax Free Fund, United Services Intermediate Treasury Fund and China Region Opportunity Fund sold during the fiscal year ended June 30, 1997 in reliance upon Rule 24f-2 under the Investment Company Act of 1940, as amended.

     We have examined the First Amended and Restated Master Trust Agreement and By- Laws, as amended, of the Trust, the Notice, the records of certain meetings and written consents of the Trustees of the Trust, and such other documents as we deemed necessary for purposes of this opinion.

     Based upon the foregoing, and assuming that all of the Shares were sold, issued and paid for in accordance with the terms of the Trust's Prospectuses and Statements of Additional Information contained in the Trust's Registration Statement on Form N-1A in effect at the time of sale, in our opinion the Shares were legally issued and are fully paid and non-assessable by the Trust.

                                       Very truly yours,

                                       /s/ Goodwin, Procter & Hoar LLP

                                       GOODWIN, PROCTER & HOAR  LLP

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